                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
                           ------------------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           ------------------------

                           BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           BURLINGTON NORTHERN INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

                           ------------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Santa Fe Pacific Corporation common stock, par value $1.00 per share.

     (2) Aggregate number of securities to which transaction applies:
         187,049,738 shares of Santa Fe Pacific Corporation common stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

     (4) Proposed maximum aggregate value of transaction: $3,148,047,091 (/2/)


   (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183), respectively.

   (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:............................$1,145,590

     (2) Form, Schedule or Registration Statement No.:......Preliminary Proxy
                                                            Statement
                                                            Registration
                                                            Statement on Form
                                                            S-4 (Reg. No. 33-
                                                            56007) Registration
                                                            Statement on Form
                                                            S-4, as amended
                                                            (Reg. No. 33-56183)

     (3) Filing Party:......................................Burlington Northern
                                                            Inc./Santa Fe
                                                            Pacific Corporation

     (4) Date Filed:........................................August 8, 1994
                    ........................................October 12, 1994
                    ........................................October 27, 1994

                                                                    EXHIBIT 99.1


Contact:  Richard Russack (BN)                             FOR IMMEDIATE RELEASE
          (817) 333-6116

          Catherine Westphal (Santa Fe)
          (708) 995-6273



           Burlington Northern and Santa Fe Amend Merger Agreement;

                   Alleghany Corp., George McFadden to Vote
                15.3 Million Santa Fe Shares in Favor of Merger



        FORT WORTH, Texas, and SCHAUMBURG, Ill., January 24, 1995 -- Burlington Northern Inc. (BN) and Santa Fe Pacific Corporation (Santa Fe) today announced that they have amended their merger agreement to permit Santa Fe under certain conditions to purchase up to 10 million shares of its common stock after shareholder approval of the merger and prior to its consummation. The total number of BN shares that would be issued upon consummation of the merger remains fixed. Thus, if Santa Fe purchased all 10 million shares the exchange ratio would be adjusted upwards from .40 to .4347 shares of BN common stock for each Santa Fe share following government approval of the merger. The joint tender offer underway by BN and Santa Fe to purchase 63 million Santa Fe shares at $20 per share is not affected by this amendment.

        BN and Santa Fe also announced that Alleghany Corporation, which owns
13.494 million shares of Santa Fe (or approximately 7.2 percent of the outstanding shares), and Mr. George McFadden, who owns 1.8 million shares of Santa Fe (or approximately 0.9 percent of the outstanding shares), have signed agreements with BN and Santa Fe to vote in favor of adoption of the merger agreement as long as at the time of the Santa Fe shareholder meeting (scheduled for Feb. 7, 1995), Santa Fe's board of directors continues to recommend the merger to its shareholders.


                                  more . . .

BN, SANTA FE AMEND MERGER AGREEMENT / ADD TWO



        In addition, Santa Fe said that its board of directors amended the shareholder rights plan to raise the ownership threshold from 10 percent to 15 percent before the rights are triggered. Alleghany, which had requested this amendment as a condition to signing the voting agreement, has indicated to Santa Fe that its management will seek authorization from the Alleghany board of directors to purchase up to 14.9 percent of Santa Fe's outstanding shares at times and under conditions that management deems appropriate. Santa Fe also announced that the distribution date under its shareholder rights plan has been changed from Jan. 31, 1995 to Feb. 28, 1995.

        Burlington Northern Inc. (NYSE:BNI) is the parent company of Burlington Northern Railroad, one of the world's leading providers of transportation and logistics services, and operator of the longest rail system in North America, with more than 23,000 miles of track reaching across 25 states and two Canadian provinces.

        Santa Fe Pacific Corporation (NYSE:SFX) is the parent company of The Atchison, Topeka and Santa Fe Railway Company, which operates in 12 states and offers service to Mexico. In addition, Santa Fe owns a 44-percent interest in Santa Fe Pacific Pipeline Partners, L.P.



                                    #  #  #

A message for Burlington Northern Inc. and Santa Fe Pacific Corp. shareholders:
- --------------------------------------------------------------------------------

NOT SO FAST,
UNION PACIFIC.

[ART]

YOU'VE MISSED THE POINT!

We've read UP's advertisements... heard UP's rhetoric...
and now have been told, by UP of course, that it's all over.
It's not.

A BN-Santa Fe combination offers:

1. GREATER VALUE. A BN-Santa Fe combination offers greater value to shareholders of both companies. At least $300 million in new revenue is expected after the third year. At least $560 million is expected in new operating income. An operating ratio below 80 percent. And the benefit of combining two railroads whose value to shareholders has more than doubled in the last five years.

2. QUICK APPROVAL. UP argues approval of a BN-Santa Fe merger will take several years. Not so. The Interstate Commerce Commission has already established an 18-month schedule. In addition if the ICC is abolished, regardless of whether the Department of Justice or the Department of Transportation inherits rail merger authority, many observers expect approval of a BN-Santa Fe combination six to twelve months later. That means Santa Fe shareholders get greater value from the BN merger agreement, sooner.

3. LESS TAX, MORE VALUE. BN's friendly offer is for $20.00 in cash per share for the first 63 million Santa Fe shares and a TAX-FREE exchange of .40 of a BN
                                     ---
share (equivalent to $20.30 per share based on the January 20 closing price of BNI on NYSE) for all remaining shares. By contrast, UP's hostile tender offer at $18.50 is FULLY TAXABLE.

VOTE FOR THE BURLINGTON NORTHERN
     ---
AND SANTA FE RAILWAY COMPANY.

LOGO   BURLINGTON NORTHERN

IMPORTANT NOTICE TO BN SHAREHOLDERS: Regardless of the number of shares you own, it is important that they be represented at the BN shareholders' meeting. Even if you have sold your shares since the December 27, 1994, record date, as the holder of record you are still entitled to exercise your right to vote. We urge you to vote FOR the BN/Santa Fe merger. Should you have any questions or need assistance in voting your Burlington Northern proxy, PLEASE CALL OUR PROXY SOLICITOR, KISSEL-BLAKE INC. AT 1-800-554-7730.